                                                                   Exhibit 99.10

                                    AMENDMENT


         AMENDMENT, dated as of March 12, 1997 (this "Amendment"), to the Fourth Amended and Restated Credit Agreement, dated as of October 22, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among OUTDOOR SYSTEMS, INC., (the "Company"), MEDIACOM, INC. (the "Canadian Borrower; together with the Company, the Borrowers"), the several banks and other financial institutions from time to time parties thereto (the "Lenders") CANADIAN IMPERIAL BANK OF COMMERCE, as Canadian Administrative Agent, and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as8 US Administrative Agent (in such capacity, the "US Administrative Agent"; together with the Canadian Administrative Agent, the "Agents").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers, the Lenders and the Agents are parties to the Credit Agreement;

         WHEREAS, the Company intends to issue additional Subordinated Indebtedness and/or, in lieu of a portion of such additional Subordinated Indebtedness as set forth herein, increase its availability under the US Revolving Credit Commitments;

         WHEREAS, to permit the foregoing, the borrowers have requested that the Lenders and the Agents agree to amend certain provisions of the Credit Agreement, and the Lenders and the Agents are agreeable to such request upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration the receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agents hereby agree as follows:

         1. Definitions. (a) All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  (b) The definitions of "Senior Subordinated Indenture" and "Senior Subordinated Notes" are hereby amended by replacing such definitions with the following respective new definitions:

                  "Senior Subordinated Indenture": the collective reference to
         (i) the Indenture, dated as of October 15, 1996, among the Company, certain of its Subsidiaries and The Bank of New York, as Trustee, relating to the Senior Subordinated Notes referred to in clause (i) of the definition thereof, and (ii) such new indenture entered into by the Company relating to the Senior Subordinated Notes referred to in clause
         (ii) of the definition thereof, provided that such new indenture, and the Senior Subordinated Notes issued thereunder, shall (a) have terms and provisions (other than aggregate principal amount, stated interest rate and final scheduled maturity) that are substantially the same as those of the indenture referred to in clause (i) above and (b) in any event contain no material term or provision (other than aggregate principal amount and stated interest rate) less favorable to the Company, its Subsidiaries or the Lenders than the corresponding terms and provisions of such indenture, as so certified in writing by the Company.

                  "Senior Subordinated Notes": the collective reference to (i) those 9-3/8% Senior Subordinated Notes due 2006 issued by the Company pursuant to the Senior Subordinated Indenture and (ii) the senior subordinated notes issued by the Company pursuant to the Senior Subordinated Indenture referred to in clause (ii) of the definition thereof in accordance with the terms of such definition.

                  (c) The definition of "Permitted Acquisitions" is hereby amended by deleting the amount "$150,000,000" that appears therein and replacing it with the amount $250,000,000".

                  (d) The definition of "Senior Leverage Ratio" and "Total Leverage Ratio" are each hereby amended by adding the following new proviso to the end of each such definition:

         ", and provided, further, that, for the purpose of its use in this definition, Consolidated Operating Cash Flow shall be calculated on a pro forma basis (i) to include the pro forma effect on Consolidated Operating Cash Flow of each Permitted Acquisition for the portion of each four-quarter test period under Section 8.1(a) and (b) occurring prior to such date of consummation of such Permitted Acquisition, which pro forma determination may include Consolidated Operating Cash Flow associated with such Permitted Acquisition for such portion of such test period, and (ii) to include pro forma adjustments for any net cost and expense reductions relating to such Permitted Acquisition as set forth in reasonable detail on a schedule distributed to the Lenders, so long as Majority Lenders consent to such adjustment in writing."

         2. Amendment of Subsection 8.2(f). Subsection 8.2(f) of the Credit Agreement is hereby amended by replacing it with the following new clause (f):

                  "(f) Subordinated Indebtedness, provided that (i) any additional Senior Subordinated Notes issued after March 6, 1997 shall be issued prior to June 30, 1997 and (ii) prior to the issuance of any such additional Senior Subordinated Notes, the Company shall have demonstrated, by written certificate delivered to the US Administrative Agent, compliance with the financial covenants set forth in subsection 8.1, determined on a projected pro forma basis, after giving effect to such issuance and the application of the proceeds thereof, for the period of four consecutive fiscal quarters of the Company most recently completed prior to the date of such issuance for which financial statements are available for the purposes hereof, as if such issuance and application of proceeds had occurred on the first day of such four-quarter test period;"

         3. Consent to Commitment Increase. (a) The Lenders hereby consent to the increase of the US Revolving Credit Commitments after the date hereof by up to an additional US$100,000,000 in the aggregate by one or more (but not necessarily all) of the Lenders having US Revolving Credit Commitments, provided that (i) in the event of any such increase, each Lender having a US Revolving Credit Commitment that is increased thereby shall have agreed to such increase of its US Revolving Credit Commitment and (ii) the aggregate amount of all such increases shall be limited to US$100,000,000 less the amount (the "Sub Debt Reduction Amount") by which the aggregate principal amount of additional Subordinated Indebtedness issued after the date hereof and on or prior to June 30, 1997 exceeds US$150,000,000. In furtherance of the foregoing, the Lenders hereby consent to the automatic amendment of Schedule 1.1A to the Credit Agreement to reflect any such increase in accordance with the foregoing or any decrease required by clause (c) below.

                  (b) Any such increase in a US Revolving Credit Commitment (a "Commitment Increase") by any Lender (an "Increased Lender") shall have the following effect during the interim period from the date of the first such Commitment Increase to and including the date (the "Final Adjustment Date") that is the earlier of June 30, 1997 and the first date of issuance of additional Subordinated Inde2btedness during the period from March 20, 1997 through June 30, 1997 (and any affected provisions of the Credit Agreement shall be deemed to be appropriate modified):

                           (i) Borrowings. US Revolving Credit Loans made after
                  such Commitment Increase shall be made first by the US Revolving Credit Lenders pro rata based on their US Revolving Credit Commitment Percentages in effect immediately prior to the first such Commitment Increase (the "Existing Commitment Percentages") until the Lenders other than any Increased Lender have no remaining availability under their US Revolving Credit Commitments, and thereafter such Loans shall be made by Increased Lenders (pro rata based upon their respective Commitment increases) to the extent of remaining availability under their applicable Commitment Increases (such Loans made only by Increased Lenders, "New Commitment Loans").

                           (ii) Repayments. Repayments of US Revolving Credit
                  Loans shall be applied first to New Commitment Loans (pro rata if held by more than one Increased Lender) and then, pro rata based on the Existing Commitment Percentages, to the remaining US Revolving Credit Loans, provided that if any such payment is insufficient to pay all US Revolving Credit Loans then due and unpaid at the time of such payment, such payment shall be applied pro rata based on outstanding principal amounts in accordance with the third sentence of subsection 4.8(a) of the Credit Agreement.

                           (iii) Interest and Fees. Interest shall be applied by
                  the US Administrative Agent in a manner that reflects any differences in interest rate applicable to any non pro rata borrowings or repayments made as described above, and payments of commitment fees in respect of the US Revolving Credit Commitments will be made ratably according to the Lenders' respective Available US Revolving Credit Commitments then in effect.

                  (c) The Increased Commitments shall on the Final Adjustment Date automatically be reduced (pro rata, if held by more than one Increased Lender) by the Sub Debt Reduction Amount. On the Final Adjustment Date, after giving effect to any prepayments from the proceeds of any additional Subordinated Debt, if any, issued on such Date, the Borrower shall prepay all then outstanding US Revolving Credit Loans (subject to payment of breakage costs, if any, payable under subsection 4.12 of the Credit Agreement) and reborrow pro rata from all Lenders having US Revolving Credit Commitments an amount equal to the lesser of (i) the aggregate amount of US Revolving Credit Loans outstanding immediately prior to such prepayment and (ii) the aggregate amount of the US Revolving Credit Commitments then in effect. Unless the Borrower shall have given the required notice for a borrowing of Eurodollar Loans in accordance with subsection 2.4 of the Credit Agreement, all Loans pursuant to such reborrowing shall be borrowed as ABR Loans. Such reborrowing, and all borrowings, prepayments, continuations and conversions of all US Revolving Credit Loans thereafter, shall be made pro rata according to the US Revolving Credit Commitments then in effect.

         4. Amendment of Subsection 2.7(b). Subsection 2.7(b) of the Credit Agreement is hereby amended by replacing the first sentence thereof in its entirety with the following sentence:

                  "The US Revolving Credit Commitments shall automatically be permanently reduced on December 31 of each year, commencing on December 31, 1998, by the percentage set forth below opposite each such date multiplied by the greatest aggregate amount of the US Revolving Credit Commitments in effect prior to December 31, 1998:

                December 31, 1998                16%
                December 31, 1999                16%
                December 31, 2000                20%
                December 31, 2001                24%
                December 31, 2002                24%"

         5. Application of Additional Subordinated Indebtedness. Notwithstanding any applicable provision of the Credit Agreement to the contrary, the proceeds of additional Subordinated Indebtedness issued after the date hereof as permitted by the amendment in paragraph 2 above shall be applied first, promptly after receipt thereof by the Company, to the repayment (without any commitment reduction) of US Revolving Credit Loans to the extent of the amount thereof outstanding on such date of repayment, with the remainder of such proceeds to be retained by the Company to be used for its general corporate purposes, including acquisitions permitted under the Credit Agreement.

         6. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the US Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of each of the Borrower, the Agents and the Majority Lenders, it being agreed that if the Lenders shall have received the schedule of pro forma net cost and expense reductions referred to in clause (ii) of the new proviso set forth in paragraph 1(d) with respect to any Permitted Acquisition consummated prior to the date of such effectiveness, the effectiveness hereof shall also be deemed to be the consent of the Majority Lenders to the pro forma adjustment referred to in such schedule in respect of any such Permitted Acquisition.

         7. Limited Amendment. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement (including, without limitation, the financial covenants set forth in subsection 8.1) or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as to the same may be amended from time to time.

         8. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                      OUTDOOR SYSTEMS, INC.


                                      By:______________________________________
                                               Title:


                                      MEDIACOM, INC.


                                      By:______________________________________
                                               Title:


                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE, NEW YORK AGENCY, as
                                        US Administrative Agent

                                      By:______________________________________
                                               Title:


                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE, as Canadian Administrative Agent and as a Lender


                                      By:______________________________________
                                               Title:


                                      CIBC, INC., as a Lender


                                      By:______________________________________
                                               Title:

                                      CANADIAN IMPERIAL BANK OF
                                      COMMERCE, NEW YORK AGENCY, as
                                      a Lender

                                      By:______________________________________
                                               Title:


                                      BANK OF AMERICA NATIONAL TRUST &
                                      SAVINGS ASSOCIATION


                                      By:______________________________________
                                               Title:


                                      BANK OF AMERICA CANADA


                                      By:______________________________________
                                               Title:


                                      THE FIRST NATIONAL BANK OF BOSTON


                                      By:______________________________________
                                               Title:


                                      BANQUE PARIBAS


                                      By:______________________________________
                                               Title:

                                      By:______________________________________
                                               Title:


                                      PARIBAS BANK OF CANADA


                                      By:______________________________________
                                               Title:

                                      PARIBAS CAPITAL FUNDING LLC


                                      By:______________________________________
                                               Title:


                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA


                                      By:______________________________________
                                               Title:


                                      THE BANK OF NOVA SCOTIA

                                      By:______________________________________
                                               Title:


                                      By:______________________________________
                                             Title:


                                      By:______________________________________
                                               Title:


                                      BANK ONE, ARIZONA, NA


                                      By:______________________________________
                                               Title:


                                      CORESTATES BANK, N.A.


                                      By:______________________________________
                                               Title:


                                      DRESDNER BANK CANADA


                                      By:______________________________________
                                               Title:

                                      DRESDNER BANK AG NEW YORK & GRAND
                                      CAYMAN BRANCHES


                                      By:______________________________________
                                               Title:


                                      FLEET NATIONAL BANK


                                      By:______________________________________
                                               Title:


                                      THE FUJI BANK LIMITED, LOS ANGELES
                                      AGENCY


                                      By:______________________________________
                                               Title:


                                      GOLDMAN SACHS CREDIT PARTNERS L.P.

                                      By:______________________________________
                                               Title:


                                      THE LONG TERM CREDIT BANK OF JAPAN,
                                      LTD. LOS ANGELES AGENCY


                                      By:______________________________________
                                               Title:


                                      MELLON BANK, N.A.


                                      By:______________________________________
                                               Title:

                                      MELLON BANK CANADA


                                      By:______________________________________
                                               Title:


                                      THE MITSUBISHI TRUST AND BANKING
                                      CORPORATION, LOS ANGELES AGENCY


                                      By:______________________________________
                                               Title:


                                      NORWEST BANK ARIZONA, N.A.


                                      By:______________________________________
                                               Title:


                                      CAPTIVA FINANCE LTD.


                                      By:______________________________________
                                               Title:


                                      MASSACHUSETTS MUTUAL LIFE
                                      INSURANCE COMPANY


                                      By:______________________________________
                                               Title:


                                      MERRILL LYNCH SENIOR FLOATING RATE
                                      FUND, INC.


                                      By:______________________________________
                                               Title:

                                      SENIOR HIGH INCOME PORTFOLIO, INC.


                                      By:______________________________________
                                               Title:


                                      MD CBO IV (CAYMAN) LTD
                                      BY: PROTECTIVE ASSET MANAGEMENT,
                                      L.L.C. AS COLLATERAL MANAGER

                                      By:______________________________________
                                               Title:


                                      OCTAGON CREDIT INVESTORS LOAN
                                      PORTFOLIO (A UNIT OF THE CHASE
                                      MANHATTAN BANK)

                                      By:______________________________________
                                               Title:


                                      RESTRUCTURED OBLIGATIONS
                                      BACKED BY SENIOR ASSETS B.V.,
                                      AS ASSIGNEE
                                      BY ITS MANAGING DIRECTOR
                                      ABN TRUST COMPANY (NETHERLAND)

                                      By:______________________________________
                                               Title:


                                      PILGRIM AMERICA PRIME RATE TRUST

                                      By:______________________________________
                                               Title:


                                      PRIME INCOME TRUST

                                      By:______________________________________
                                               Title:




                                      THE TRAVELERS INSURANCE COMPANY

                                      By:______________________________________
                                               Title:


                                      PUTNAM HIGH YIELD TRUST

                                      By:______________________________________
                                               Title:


                                      CRESCENT/MACH I PARTNERS, L.P.
                                      BY: TCW ASSET MANAGEMENT, ITS
                                      INVESTMENT MANAGER

                                      By:______________________________________
                                               Title:


                                      INTEGON LIFE INSURANCE CORPORATION
                                      BY: TCW ASSET MANAGEMENT COMPANY,
                                      ITS ATTORNEY IN FACT

                                      By:______________________________________
                                               Title:


                                      OCCIDENTAL LIFE INSURANCE COMPANY
                                      OF NORTH CAROLINA
                                      BY: TCW ASSET MANAGEMENT COMPANY,
                                      ITS ATTORNEY IN FACT

                                      By:______________________________________
                                               Title:


                                      CONTINENTAL CASUALTY COMPANY

                                      By:______________________________________
                                               Title:


                                      UNION BANK OF CALIFORNIA NA


                                      By:______________________________________
                                               Title:

                                      VAN KAMPEN AMERICAN CAPITAL PRIME
                                      RATE INCOME TRUST

                                      By:______________________________________
                                               Title:


                                      MERRILL LYNCH PRIME RATE PORTFOLIO
                                      BY: MERRILL LYNCH ASSET
                                      MANAGEMENT, L.P., AS INVESTMENT ADVISOR

                                      By:______________________________________
                                               Title:


                                      INDOSUEZ CAPITAL FUNDING II, LIMITED
                                      BY: INDOSUEZ CAPITAL, AS PORTFOLIO
                                      ADVISOR

                                      By:______________________________________
                                               Title: